UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: August 5, 2011

(Date of earliest event reported)

SciClone Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

950 Tower Lane, Suite 900, Foster City, CA		94404
(Address of principal executive offices)		(Zip Code)

(650) 358-3456

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 9, 2011 SciClone Pharmaceuticals, Inc. (the “Company”) issued a press release announcing final financial results for the second quarter ended June 30, 2011. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws;

On August 5, 2011, the Board of Directors of the Company adopted Amended and Restated Bylaws (the “Restated Bylaws”), effective upon adoption, to supersede and replace the Company’s existing bylaws. The amendments revise Article I, Section 1.10 and Article II Sections 2.15 and 2.16 (new section). The principal effects of amendments included in the Restated Bylaws are to (i) require notice of stockholder proposals and nominations to include additional information regarding economic and other interests of the proposing party, and (ii) require director nominees to deliver a questionnaire with respect to the background and qualifications of such nominee and a written representation as to certain corporate governance related matters.

The main reason behind the changes is to provide greater transparency as it relates to stockholder proposals and to allow the Board of Directors of the Company to better understand, and to inform other stockholders, as to, the full information regarding a stockholder proposal, and for the Board of Directors to make a fully informed recommendation on such a proposal. The foregoing description is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

Exhibit 3.1	Amended and Restated Bylaws of SciClone Pharmaceuticals, Inc.

Exhibit 99.1	Press release dated August 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2011	SCICLONE PHARMACEUTICALS, INC.

	By:	/S/ GARY S. TITUS
Gary S. Titus
Chief Financial Officer and Senior Vice President, Finance

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